Exhibit 10.4
USG CORPORATION
PERFORMANCE SHARES AGREEMENT
DATE OF GRANT: MARCH 23, 2007
     WHEREAS, _________  (the “Grantee”) is an employee of USG Corporation, a Delaware corporation (the “Company”) or a Subsidiary;
     WHEREAS, the Board of Directors of the Company (the “Board”) has granted to the Grantee, effective as of March 23, 2007 (the “Date of Grant”), the number of Performance Shares (as defined in the Plan) set forth below pursuant to the Company’s Long-Term Incentive Plan, as amended (the “Plan”), subject to the terms and conditions of the Plan and the terms and conditions hereinafter set forth; and
     WHEREAS, the execution of a Performance Shares Agreement substantially in the form hereof to evidence such grant has been authorized by a resolution of the Board.
     NOW, THEREFORE, the Company and the Grantee agree as follows:
1.	Grant of Performance Share Right. Subject to the terms of the Plan, the Company hereby grants to the Grantee a targeted number of performance shares equal to _________ (the “Target Performance Shares”), payment of which depends on the Company’s performance as set forth in this Agreement and in the Statement of Performance Goals (the “Statement of Performance Goals”) approved by the Board.
2.	Earning of Award.
     (a) Performance Measure. The Grantee’s right to receive all, any portion of, or more than, the Target Performance Shares will be contingent upon the achievement of specified levels of performance of the Company’s total stockholder return (including reinvestment of dividends) relative to the performance of the Dow Jones U.S. Construction and Materials Index (“Total Stockholder Return”), as set forth in the Statement of Performance Goals and will be measured over the period from December 1, 2006 through December 31, 2009 (the “Performance Period”).
     (b) Below Threshold. If, upon the conclusion of the Performance Period, Total Stockholder Return for the Performance Period falls below the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, no performance             shares for the Performance Period shall become earned.
     (c) Threshold. If, upon the conclusion of the Performance Period, Total Stockholder Return for the Performance Period equals the threshold level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 35% of the Target Performance Shares for the Performance Period shall become earned.
     (d) Between Threshold and Target. If, upon the conclusion of the Performance Period, Total Stockholder Return exceeds the threshold level, but is less than the target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, the Target Performance Shares shall become earned based on performance during the Performance Period, as determined by mathematical straight-line interpolation between 35% of the Target Performance Shares and 100% of the Target Performance Shares.
     (e) Target. If, upon the conclusion of the Performance Period, Total Stockholder Return for the Performance Period equals the target level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 100% of the Target Performance Shares for the Performance Period shall become earned.
     (f) Between Target and Intermediate. If, upon the conclusion of the Performance Period, Total Stockholder Return exceeds the target level, but is less than the intermediate level, as set forth in the Performance Matrix contained in the Statement of Performance Goals the Target Performance Shares shall become earned based on performance during the Performance Period, as determined by mathematical straight-line interpolation between 100% of the Target Performance Shares and 150% of the Target Performance Shares.
     (g) Intermediate. If, upon the conclusion of the Performance Period, Total Stockholder Return for the Performance Period equals the intermediate level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 150% of the Target Performance Shares for the Performance Period shall become earned.
     (h) Between Intermediate and Maximum. If, upon the conclusion of the Performance Period, Total Stockholder Return exceeds the intermediate level, but is less than the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals the Target Performance Shares shall become earned based on performance during the Performance Period, as determined by mathematical straight-line interpolation between 150% of the Target Performance Shares and 200% of the Target Performance Shares.
     (i) Equals or Exceeds Maximum. If, upon the conclusion of the Performance Period, Total Stockholder Return for the Performance Period equals or exceeds the maximum level, as set forth in the Performance Matrix contained in the Statement of Performance Goals, 200% of the Target Performance Shares shall become earned.
     (j) Conditions; Determination of Earned Award. Except as otherwise provided herein, the Grantee’s right to receive any performance shares is contingent upon his or her remaining in the continuous employ of the Company or a Subsidiary through the end of the Performance Period. Following the Performance Period, the Board shall
USG Corporation — Performance Shares Agreement

determine whether and to what extent the goals relating to Total Stockholder Return have been satisfied for the Performance Period and shall determine the number of performance shares that shall have become earned hereunder.
3.	Effect of Change in Control. In the event a Change of Control occurs during the Performance Period, but before the payment of any performance shares as set forth in Section 6 below, the Company shall pay to the Grantee, as soon as practicable following the Change of Control, a pro rata number of the Target Performance Shares based on the number of full months that have elapsed during the Performance Period prior to the Change of Control, and the remaining performance shares will be forfeited.
4.	Termination Due to Death, Disability, Retirement. If the Grantee’s employment with the Company or a Subsidiary terminates during the Performance Period, but before the payment of any performance shares as set forth in Section 6 below due to (a) the Grantee’s death or (b) the Grantee becoming permanently and totally disabled while in the employ of the Company or any Subsidiary or (c) the Grantee’s Retirement, the Company shall pay to the Grantee or his or her executor or administrator, as the case may be, as soon as practicable following the Performance Period and based on the level of achievement of Total Stockholder Return during the Performance Period, a pro rata number of the Target Performance Shares based on the number of full months during the Performance Period during which the Grantee was employed by the Company, and the remaining performance shares will be forfeited. The Grantee shall be considered to have become permanently and totally disabled if the Grantee has suffered a total disability within the meaning of the Company’s Long Term Disability Plan for Salaried Employees. “Retirement” shall mean the Optionee’s retirement under a retirement plan (including, without limitation, any supplemental retirement plan) of the Company or any Subsidiary, or the Grantee’s retirement from employment with the Company or any Subsidiary after completing at least three years of continuous service with the Company or any Subsidiary and attaining the age of 62.
5.	Other Employment Terminations. If the Grantee’s employment with the Company or a Subsidiary terminates before the end of the Performance Period, and before the occurrence of a Change of Control, for any reason other than as set forth in Section 4 above, the performance shares will be forfeited.
6.	Form and Time of Payment of Performance Shares. Payment of any performance shares that become earned as set forth herein will be made in the form of Common Shares. Except as otherwise provided in Sections 3 and 4, payment will be made as soon as practicable after the end of the Performance Period and the determination by the Board of the level of attainment of Total Stockholder Return, but in no event shall such payment occur later than two and one-half months after the end of the Performance Period. Performance shares will be forfeited if they are not earned at the end of the Performance Period and, except as otherwise provided in this Agreement, if the Grantee ceases to be employed by the Company or a Subsidiary at any time prior to such performance shares becoming earned at the end of the Performance Period. To the extent that the Company or any Subsidiary is required to withhold any federal, state, local or foreign tax in connection with the payment of earned performance shares pursuant to this Agreement, it
USG Corporation — Performance Shares Agreement

shall be a condition to the receipt of such performance shares that the Grantee make arrangements satisfactory to the Company or such Subsidiary for payment of such taxes required to be withheld, which may include by having the Company withhold Common Shares otherwise payable pursuant to this award.
7.	Payment of Dividends. No dividends shall be accrued or earned with respect to the performance shares until such performance shares are earned by the Grantee as provided in this Agreement.
8.	Performance Shares Nontransferable. Until payment is made to the Grantee as provided herein, neither the Performance Shares granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable other than by will or the laws of descent and distribution prior to payment.
9.	Adjustments. In the event of any change in the aggregate number of outstanding Common Shares by reason of (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization or partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, then the Board shall adjust the number of Performance Shares then held by the Grantee in such manner as to prevent dilution or enlargement of the rights of the Grantee that otherwise would result from such event. Moreover, in the event of any such transaction or event, the Board (or a committee of the Board), in its discretion, may provide in substitution for any or all of the Grantee’s rights under this Agreement such alternative consideration as it may determine to be equitable in the circumstances.
10.	Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to the Grantee. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent that the Performance Shares become nonforfeitable pursuant to Section 3 or Section 4 and the event causing the Performance Shares to become nonforfeitable is the Grantee’s Retirement or an event that does not constitute a permitted distribution event under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in Section 6 above, issuance of the Common Shares underlying the Performance Shares will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Grantee on the earlier of (a) the Grantee’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Grantee is a “specified employee” (within the meaning of Section 409A), the Grantee’s date of issuance of the Common Shares underlying the Performance Shares shall be the date that is six months after the
USG Corporation — Performance Shares Agreement

date of the Grantee’s separation of service with the Company or (b) the Grantee’s death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
11.	Continuous Employment. For purposes of this Agreement, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (a) the transfer of the Grantee’s employment among the Company and its Subsidiaries or (b) an approved leave of absence.
12.	No Employment Contract. The grant of the Performance Shares to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the Performance Shares and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in this Agreement will give the Grantee any right to continue employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Grantee.
13.	Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
14.	Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Performance Shares.
15.	Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
16.	Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid,
USG Corporation — Performance Shares Agreement

unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
17.	Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
18.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
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USG Corporation — Performance Shares Agreement

     Executed in the name and on behalf of the Company at Chicago, Illinois as of the 23rd day of March, 2007.

USG CORPORATION

     The undersigned Grantee hereby accepts the award of Performance Shares evidenced by this Performance Shares Agreement on the terms and conditions set forth herein and in the Plan.

Dated:

[GRANTEE NAME]